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                                                                   EXHIBIT 23.08

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of AmeriQuest Technologies, Inc. on Form S-4 Pre-Effective Amendment No. 3 (No. 33-57611) of our report on Ross White Enterprises, Inc. d/b/a "National Computer Distributors" Financial Statements on our audits of the financial statements and the financial statement schedules of Ross White Enterprises, Inc. d/b/a "National Computer Distributors." We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Miami, Florida

May 25, 1995

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